                                                                      Exhibit 5
                              STOCKHOLDER AGREEMENT

      THIS STOCKHOLDER AGREEMENT (this "Agreement"), is entered into as of this 11th day of February, 2002, by and among IVILLAGE INC., a Delaware corporation ("Parent"), VIRGIL ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and the undersigned stockholder (the "Stockholder") of PROMOTIONS.COM, INC., a Delaware corporation (the "Company").

      A. The Stockholder is, as of the date hereof, the record and beneficial owner of the number of shares of common stock, par value $0.001 (the "Company Common Shares"), of the Company, set forth opposite the name of the Stockholder on Schedule 1 hereto;

      B. Concurrently herewith, Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, (i) for Merger Sub to conduct an exchange offer for all of the issued and outstanding Company Common Shares (the "Offer") and (ii) for Merger Sub to merge with and into the Company, with the Company continuing as the surviving corporation (the "Merger"), all upon the terms and subject to the conditions set forth in the Merger Agreement; and

      C. As a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, the Stockholder has agreed to enter into this Agreement.

      D. Capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

      Section 1. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and Merger Sub as follows:

            (a) The Stockholder is the record and beneficial owner of the Company Common Shares set forth opposite his, her or its name on Schedule 1 to this Agreement (such Company Common Shares, together with any Company Common Shares acquired by the Stockholder after the date of this Agreement, whether upon the exercise of options to purchase Company Common Shares or otherwise, all as may be adjusted from time to time pursuant to Section 6 hereof, the "Shares"). Schedule 1 lists separately each option issued to the Stockholder and the exercise price thereof.

            (b) The Stockholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

            (c) This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforcement thereof may be limited against such Stockholder by (i) bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers.

            (d) The execution and delivery of this Agreement by the Stockholder, the performance of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby will not result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Stockholder is a party or by which such Stockholder or his assets are bound. The consummation by the Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any Law or Order applicable to the Stockholder.

            (e) If the Stockholder is a business entity, the Stockholder is an entity duly organized and validly existing under the Laws of the jurisdiction in which it is incorporated or constituted, and the Stockholder has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

            (f) The Shares owned by the Stockholder are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances whatsoever on title, transfer, or exercise of any rights of a stockholder in respect of such Shares (collectively, "Encumbrances"), except for any such Encumbrances arising hereunder or as set forth on Schedule 1.

            Section 2. Representations and Warranties of Parent and Merger Sub. Each of Parent and Merger Sub hereby, jointly and severally, represents and warrants to the Stockholder as follows:

            (a) Parent is a corporation duly organized and validly existing under the Laws of the state of Delaware, Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware, and each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

            (b) Such Person has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by such Person of this Agreement have been duly authorized by all necessary corporate or company action and no other corporate or company proceedings on the part of such Person are necessary to authorize this Agreement. This Agreement has been duly executed and delivered by such Person and, assuming due authorization, execution and delivery by the Stockholder, constitutes a legal, valid and binding obligation of each of such Persons enforceable against such Person in accordance with its terms, except as enforcement thereof may be limited against such Person by (i) bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (ii) the exercise by courts of equity powers.

      Section 3. Tender of the Shares. The Stockholder hereby agrees that (a) he, she or it shall tender his, her or its Shares into the Offer as promptly as practicable, and in any event no later than the fifth business day, following the commencement of the Offer pursuant to Section 1.1 of the Merger Agreement, and (b) he, she or it shall not withdraw any Shares so tendered unless the Offer is terminated or has expired without Merger Sub purchasing all Company Common Shares validly tendered in the Offer and not withdrawn.

      Section 4. Transfer of the Shares.

            (a) Prior to the termination of this Agreement, the Stockholder shall not: (i) transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing ("Transfer"), any or all of the Shares or any right or interest therein; (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares; (iv) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares or (v) take any other action that would in any way restrict, limit or interfere with the performance of the Stockholder's obligations hereunder or the transactions contemplated hereby.

            (b) As soon as practicable, and in any event no later than fifteen business days after the date hereof, the Stockholder shall surrender to the Company, or to the transfer agent for the Company, certificates evidencing the Shares, and shall cause the Company or the transfer agent for the Company to place the following legend on any and all certificates evidencing the Shares:

      THE SHARES OF PROMOTIONS.COM, INC. COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO THAT CERTAIN STOCKHOLDER AGREEMENT, DATED AS OF FEBRUARY 11, 2002, BY AND AMONG IVILLAGE INC., VIRGIL ACQUISITION CORP. AND THE HOLDER OF THIS CERTIFICATE. ANY TRANSFER OF SUCH SHARES OF PROMOTIONS.COM, INC. COMMON STOCK IN VIOLATION OF THE TERMS AND PROVISIONS OF SUCH AGREEMENT SHALL BE NULL AND VOID AND OF NO EFFECT WHATSOEVER.

      Section 5. Voting Arrangements.

            (a) The Stockholder agrees that, during the time this Agreement is in effect, at any meeting of the stockholders of the Company (a "Company Stockholders' Meeting"), however called, and at every adjournment or postponement thereof, he, she or it shall (i) appear at the meeting or otherwise cause his, her or its Shares, to be counted as present thereat for purposes of establishing a quorum, (ii) vote, or execute consents in respect of, his, her or its Shares, or cause his, her or its Shares to be voted, or consents to be executed in respect thereof, in favor of the approval and adoption of the Merger Agreement (including any revised or amended Merger Agreement among Parent, Merger Sub, and the Company approved by the Company Board of Directors), and any action required in furtherance thereof and (iii) vote, or execute consents in respect of, his, her or its Shares, or cause his, her or its Shares to be voted, or consents to be executed in respect thereof, against (A) any proposal or offer, whether in writing or otherwise, from any Third Party to acquire beneficial ownership (as defined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Exchange Act")) of all or more than 15% of the assets of the Company, or 15% or more of any class of equity securities of the Company pursuant to a merger, consolidation or other business combination, sale of shares of stock, sale of assets, tender offer, exchange offer or similar transaction or series of related transactions, which is structured to permit such Third Party to acquire beneficial ownership of more than 15% of the assets of the Company, or 15% or more of any class of equity securities in the Company (each, a "Competing Transaction") or (B) any amendment of the Company Certificate of Incorporation or Company By-laws or other proposal, action or transaction involving the Company or any of the Company Stockholders, which amendment or other proposal, action or transaction could reasonably be expected to prevent or materially impede or delay the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement or the consummation of the transactions contemplated by this Agreement or to deprive Parent of any material portion of the benefits anticipated by Parent to be received from the consummation of the Offer, the Merger or the other transactions contemplated by the Merger Agreement or this Agreement, or change in any manner the voting rights of Company Common Shares (collectively, "Frustrating Transactions") presented to the Company Stockholders (regardless of any recommendation of the Company Board of Directors) or in respect of which vote or consent of the Stockholder is requested or sought.

            (b) No Proxy Solicitation. Each Stockholder shall not, and shall not permit any Affiliate of the Stockholder to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to a Competing Transaction or Frustrating Transaction or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Offer or the Merger in accordance with the terms of the Merger Agreement, (ii) initiate a vote or action by written consent in lieu of a Company Stockholders' Meeting, or (iii) become a member of a "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) with respect to any voting securities of the Company, as applicable, with respect to any matter or transaction described in Section 5(a).

            (c) Irrevocable Proxy. As security for the Stockholder's obligations under Section 5(a), the Stockholder hereby irrevocably constitutes and appoints Parent as his, her or its attorney and proxy in accordance with the Delaware General Corporation Law ("DGCL"), with full power of substitution and resubstitution, to cause the Stockholder's shares to be counted as present at any Company Stockholders Meetings to vote his, her or its Shares at any Company Stockholders' Meeting, however called, and execute consents in respect of his, her or its shares as and to the extent provided in Section 5(a). The Stockholder hereby revokes all other proxies and powers of attorney with respect to his, her or its Shares that he, she or it may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be granted.

            (d) The Stockholder represents that any proxies heretofore given in respect of the Shares, if any, are revocable.

            (e) The Stockholder hereby affirms that the irrevocable proxy set forth in this Section 5 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section or in Section 9, is intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL. If for any reason the proxy granted herein is not irrevocable, then the Stockholder agrees to vote his, her or its Shares in accordance with Section 5(a) above as instructed by Parent in writing. The parties agree that the foregoing is a voting agreement created under Section 218 of the DGCL.

            (f) This irrevocable proxy shall not be terminated by any act of the Stockholder or by operation of Law, whether by the death or incapacity of the Stockholder or by the occurrence of any other event or events (including the termination of any trust or estate for which the Stockholder is acting as a fiduciary or fiduciaries or the dissolution or liquidation of any corporation or partnership or other entity). If between the execution hereof and the Termination Date, the Stockholder should die or become incapacitated, or if any trust or estate holding Company Common Shares should be terminated, or if any corporation or partnership or other entity holding Company Common Shares should be dissolved or liquidated, or if any other such similar event or events shall occur before the Termination Date, certificates representing Company Common Shares shall be delivered by or on behalf of the Stockholder in accordance with the terms and conditions of the Merger Agreement and this Agreement, and actions taken by Parent hereunder shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other similar event or events had not occurred, regardless of whether or not Parent has received notice of such death, incapacity, termination, dissolution, liquidation or other event.

      Section 6. Certain Events. In the event of any change in the Company Common Shares by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of the Company affecting the Company Common Shares or the acquisition of additional Company Common Shares or other securities or rights of the Company by the Stockholder (whether through the exercise of any options, warrants or other rights to purchase Company Common Shares or otherwise): (a) the number of Shares owned by the Stockholder shall be adjusted appropriately and (b) this Agreement and the obligations hereunder shall attach to any additional Company Common Shares or other securities or rights of the Company issued to or acquired by the Stockholder.

      Section 7. Competing Transactions; Non-Solicitation.

            (a) Competing Transactions. The Stockholder will notify Parent and Merger Sub immediately (and in any event within 24 hours) if any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with such Stockholder, the Company or the Company's Representatives in each case in connection with any Competing Transaction, indicating, in connection with such notice the name of the person making such proposal, requesting such information or seeking to initiate negotiations or discussions with the Stockholder, the Company or the Company's Representatives that relate to a Competing Transaction and the material terms and conditions of any proposals or offers.

             (b) Non-Solicitation. The Stockholder agrees that it shall immediately cease and cause to be terminated all existing discussions, negotiations and communications with any persons with respect to any Competing Transaction. The Stockholder shall not, nor shall he, she or it authorize or permit any of his, her or its Representatives to (i) solicit, initiate, intentionally encourage, participate in or otherwise facilitate, directly or indirectly, any inquiries relating to, or the submission of, any Competing Transaction; or (ii) directly or indirectly, solicit, initiate, intentionally encourage, participate in or otherwise facilitate any discussions or negotiations regarding, or furnish to any Third Party any information or data with respect to the Company or the Stockholder or provide access to the properties, offices, books, records, officers, directors or employees of the Company or the Stockholder, or take any other action to knowingly, directly or indirectly, solicit, initiate, intentionally encourage, participate in or otherwise facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction. Any violation of the foregoing restrictions by the Stockholder or his, her or its Representatives, whether or not the Stockholder or any such Representative is so authorized by the Company or the Stockholder and whether or not the Stockholder or any such Representative is purporting to act on behalf of the Company, the Stockholder or otherwise, shall be deemed to be a breach of this Agreement by the Stockholder. It is understood that this Section 7 limits the rights of the Stockholder only to the extent that the Stockholder is acting in the Stockholder's capacity as a Stockholder. Nothing herein shall be construed as preventing a Stockholder who is an officer or director of the Company from fulfilling the obligations of such office.

      Section 8. Further Assurances. The Stockholder shall, upon request of Parent or Merger Sub, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent or Merger Sub to be necessary or desirable to carry out the provisions hereof and to vest in Parent the power to vote the Shares as contemplated by Section 5.

      Section 9. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earlier of (a) the Effective Time or (b) the termination of the Merger Agreement (the "Termination Date"); provided, however, that Section 10 shall survive any termination of this Agreement.

      Section 10. Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

      Section 11. Public Announcements. Each of the Stockholder, Parent and Merger Sub agrees that it will not issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that such disclosure may be made without obtaining such prior consent (a) if (i) the disclosure is required by Law or is required by any Governmental Entity, including Nasdaq and any other national securities exchange, trading market or inter-dealer quotation system on which the Shares trade and (ii) the party making such disclosure has first used its best efforts to consult with the other parties about the form and substance of such disclosure, or (b) by Parent and Merger Sub in accordance with Section
6.5 of the Merger Agreement.

      Section 12. Miscellaneous.

            (a) Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this

Agreement shall survive the Effective Time. This Section 12(a) shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

            (b) Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (and made orally if so required pursuant to any section of the Agreement) and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery and confirmation of transmission by telephonic notice to the applicable contact person) to the parties or sent by fax (providing proof of transmission and confirmation of transmission by fax to the applicable contact person) at the following addresses or fax numbers (or at such other address or fax number for a party as shall be specified by like notice):

            If to the Stockholder, at the address and to the facsimile number set forth opposite the name of such Stockholder on the signature page hereto:
                  with a copy to:

                  Morgan, Lewis & Bockius LLP
                  502 Carnegie Center
                  Princeton, NJ 08540
                  Attention: Steven M. Cohen, Esq.
                  Telephone No.: (609) 919-6604
                  Fax No.: (609) 919-6633

                  and

                  If to Parent or Merger Sub, to:

                  iVillage Inc.
                  500 Seventh Avenue, 14th Floor
                  New York, NY 10018
                  Attn: General Counsel
                  Telephone No.: (212) 600-6000
                  Fax No.: (212) 600-6556

                  with a copy to:

                  Orrick, Herrington & Sutcliffe LLP
                  400 Sansome Street
                  San Francisco, California 94111
                  Attention: Richard V. Smith
                  Telephone No: 415-773-5830
                  Fax No.: (415) 773-5759

            (c) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein," "hereby" refer to this Agreement.

            (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (together with the Merger Agreement and any other documents and instruments referred to herein and therein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement, and there are no other or additional agreements between Parent and Merger Sub or any of their respective affiliates, on the one hand, and any Stockholder or their respective affiliates, on the other hand, relating to, arising from or otherwise entered into in connection with this Agreement and the transactions contemplated hereby. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies.

            (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

            (g) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties, except that Parent and Merger Sub may transfer to their Affiliates without the consent of the Company; provided, however, that Parent continues to be liable for the performance of all of the obligations and payments to be made by the Parent Parties and such assignees hereunder if and only to the extent that such assignees do not perform such obligations. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            (h) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States, this being in addition to any other remedy to which they are entitled at Law or in equity.

            (i) Jurisdiction; Venue. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE

DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION OR ENFORCEMENT HEREOF OR OF ANY SUCH DOCUMENT, THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH A NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 12(b) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY APPLICABLE LAWS, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

            (j) Waiver of Trial by Jury. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(j).

            (k) Amendment. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

            (l) Representation by Counsel; Construction. Each of the parties to this Agreement was represented by its own counsel in connection with this Agreement and had the opportunity to discuss with such counsel the terms hereof. This Agreement has been drafted with the joint participation of each of the parties hereto and shall be construed to be neither against nor in favor of any party hereto, but rather in accordance with the fair meaning hereof.

      IN WITNESS WHEREOF, Parent, Merger Sub and the Stockholder have caused this Agreement to be duly executed and delivered as of the date first written above.

                                       iVILLAGE INC.

                                     By: /s/ Steven A. Elkes
                                         ---------------------------------------
                                         Name: Steven A. Elkes
                                               ---------------------------------
                                         Title: Executive Vice President-
                                                Operations & Business Affairs
                                                --------------------------------

                                     VIRGIL ACQUISITION CORP.

                                     By: /s/ Steven A. Elkes
                                         ---------------------------------------
                                         Name: Steven A. Elkes
                                               ---------------------------------
                                         Title: President
                                                --------------------------------

                                     STOCKHOLDER

                                     Name of Entity, if applicable:


                                     -------------------------------------------

                                     By: /s/ Steven Krein
                                         ---------------------------------------

                                         Name: Steven Krein
                                               ---------------------------------
                                         Title:
                                                --------------------------------

                                         Address: 145 W. 67th St.
                                                  ------------------------------
                                                  Apt 36e
                                                  ------------------------------
                                                  New York, NY 10023
                                                  ------------------------------

                                         Fax No.: 646-349-4343
                                                  ------------------------------

                                   Schedule 1


                    Common Stock                Options
                    ------------                -------
                     1,470,000                  262,500




                                       11